UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 3, 2019

(Date of earliest event reported)

D E E R E & C O M P A N Y

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	DE	New York Stock Exchange
8½ % Debentures Due 2022	DE22	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Deere & Company One John Deere Place, Moline, IL 61265 USA Phone: 309-765-8000 www.JohnDeere.com

DEERE TO RELEASE MONTHLY RETAIL SALES

MOLINE, IL (3 October 2019) -- Deere & Company today said it expects to report on September retail sales next week. The information will be accessible in written format at www.JohnDeere.com/retailsales, after the monthly announcement of industry sales by the Association of Equipment Manufacturers. The AEM report is normally made public on or around the tenth day of the month.

Deere’s report will provide comment about the AEM data and other information concerning company retail sales of farm machinery, selected turf & utility equipment,

and construction equipment.

Other information regarding developments at Deere may also be posted on the company website from time to time.

   # # #

Deere & Company (NYSE: DE) is a world leader in providing advanced products and services and is committed to the success of customers whose work is linked to the land - those who cultivate, harvest,

transform, enrich and build upon the land to meet the world’s dramatically increasing need for food, fuel,

shelter and infrastructure. Since 1837, John Deere has delivered innovative products of superior quality built on a tradition of integrity. For more information, visit John Deere at its worldwide website at

www.JohnDeere.com.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

By:	/s/ Todd E. Davies
Todd E. Davies
Secretary

Dated: October 3, 2019